Exhibit 32.1
Certification of Chief Executive Officer Furnished Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 of The Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Pacific Biosciences of California, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2026, as filed with the Securities and Exchange Commission on the date hereof, I, Mark Van Oene, Chief Executive Officer of the Company, certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge,
(i)the Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2026 (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 5, 2026	By:	/s/ Mark Van Oene
Mark Van Oene President, Chief Executive Officer and interim Chief Financial Officer (Principal Executive Officer)